Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement no. 333-59290 of Frontier Oil Corporation on Form S-8 of our report dated June 23, 2006, appearing in the Annual Report on Form 11-K of Frontier Retirement Savings Plan for the year ended December 31, 2005.

Denver, Colorado
June 23, 2006